Exhibit 99.1
Dana Holding Corporation Reports First-Quarter Results and Raises Full-Year Guidance
•	Strong momentum continues with adjusted EBITDA of $181 million and revenues of $1.8 billion

•	Income of $23 million, excluding $53 million of charges related to restructuring debt

•	Expanding operations in emerging markets and new product introductions support growth targets

•	Roger Wood joins Dana as CEO

•	New agreements reached with UAW and USW
MAUMEE, Ohio — April 27, 2011 — Dana Holding Corporation (NYSE: DAN) today reported its first-quarter 2011 financial results, including adjusted EDITDA of $181 million. The company had a net loss of $30 million in the quarter, which included $53 million of one-time charges associated with the refinancing and restructuring of debt in January. Excluding these charges, Dana posted first-quarter net income of $23 million.
Strong sales of $1.8 billion — up nearly 20 percent over the first quarter of 2010 — and continued operating improvements enabled the company to achieve an adjusted EBITDA margin of 10.1 percent. Diluted adjusted earnings per share in the quarter were $0.34, compared to $0.06 in the prior-year period.
“Dana had another strong quarter as we took decisive steps to expand our global footprint and product offerings,” said Dana Executive Chairman John Devine. “We have significantly improved the building blocks for continued growth by reaching an early agreement with our labor unions, restructuring our balance sheet, and strategically investing in key markets.”
Free cash flow use of $35 million in the quarter was driven by increased working capital requirements associated with the higher level of sales. Global liquidity continues to exceed $1.1 billion. The company’s strong balance sheet, cash position, and financial flexibility are supporting its aggressive, long-term growth plans in emerging markets and the development of new drivetrain, sealing, and thermal technologies.
Recovering Markets
The light and commercial vehicle markets continue to improve. Light vehicle production was up 5 percent globally and 14 percent in North America compared to the same period last year. Commercial vehicle production in the quarter was up 41 percent in North America.
The off-highway market also reflects growth year-over-year. Strength in mining and construction equipment continues, and agriculture equipment production has benefited from strong commodity prices and increasing farm income.

Growing Presence in Emerging Markets
Dana recently announced it has signed a definitive agreement with Axles India, Ltd. (AIL), to acquire select assets of AIL’s commercial truck axle business. This $13 million transaction is consistent with the company’s growth objectives for Asia, and is expected to generate approximately $50 million in annual revenue in India’s commercial vehicle market, which is growing at a compound annual rate of 8 percent. Key customers of this business are Ashok Leyland and Mahindra & Mahindra.
In January, Dana agreed to increase ownership of its joint venture, Dongfeng Dana Axle Co., Ltd. (DDAC), to 50 percent, pending government approval, in the rapidly growing Chinese market. In February, Dana completed a strategic agreement with SIFCO S.A., adding front steer axles to its product portfolio in South America, bringing its total annual sales in the region to more than $1 billion.
New Labor Agreements Reached Early
As previously announced, Dana reached new three-year international labor agreements with the United Auto Workers (UAW) and United Steel Workers (USW), effective June 1, 2011. The agreements were ratified in late March by members of both unions at 20 facilities in the United States and support the company’s continued drive for leaner, more competitive operations.
Reaching new agreements nearly 10 weeks before the current contracts expire has also enabled the company and its employees to remain focused on the needs of customers.
Product Technology and Quality
Other product-related highlights from the first quarter that support Dana’s growth objectives include:
•	The company’s global production facilities achieved world-class performance in the area of product quality delivered to customers, with an aggregate single-digit PPM (defective parts per million) score — a company best;

•	Dana introduced two new products to the commercial vehicle market: the Spicer® Pro-40™ family of tandem drive axles for heavy-duty trucks, which offers fuel efficiency improvements through significant weight reduction and improved power density, and the Spicer LMSi™ hub system, which improves driveline reliability and maintenance intervals;

•	Dana and Bosch Rexroth AG introduced a new hydro-mechanical variable powersplit transmission (HVT) system to the off-highway industry, which has demonstrated fuel savings of more than 20 percent on front-end loaders when compared with the same vehicle outfitted with a conventional torque converter transmission; and

•	Dana’s operation in South Africa was honored by Toyota Motor Corporation with a supplier achievement award for improving the manufacture of Spicer axles for the Toyota Hilux pickup truck.
New CEO Named
Roger J. Wood joined Dana earlier this month as president and chief executive officer; he has also been elected to the company’s board of directors. He had been an executive vice president and group president at BorgWarner Inc., where he worked for 26 years in a wide range of responsibilities and leadership roles in manufacturing, strategy, and operations.

“Dana’s global footprint, quality momentum, and growing cadence of product innovations all provide a great foundation on which to keep winning new business — and delivering more value to our customers and shareholders,” Wood said.
Increased Sales and Earnings Guidance for 2011
Dana updated its assumptions and earnings guidance for 2011:
•	2011 revenues are now forecast to increase more than 20 percent over 2010 versus the previous forecast of more than 17 percent growth;

•	Adjusted EBITDA is now projected to be $755 million to $775 million versus the previous guidance of $740 million to $760 million; adjusted EBITDA as a percent of sales is still forecast to be more than 10 percent;

•	Diluted adjusted earnings per share are expected to total $1.55 to $1.65 per share compared to earlier guidance of $1.50 to $1.60 per diluted adjusted share; and

•	Free cash flow for the year is projected at more than $175 million versus the previous guidance of greater than $150 million.
Dana to Host First-Quarter Conference Call at 11 a.m. Today
Dana will discuss its first-quarter results in a conference call at 11 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana Investor Web site. To participate in the Dana Holding Corporation Financial Webcast and Conference Call from the U.S., dial 1-888-311-4590 (Conference I.D. # 59289629); outside the U.S. dial 1-706-758-0054 (Conference I.D. # 59289629). Phone registration will be available beginning at 10 a.m. EDT. An audio recording of the call will be available after 5 p.m. To access this recording, dial 1-800-642-1687 (U.S. or Canada) or 1-706-645-9291 (international) and enter Conference I.D. # 59289629. A webcast replay will also be available after 5 p.m. today, and may be accessed via the Dana Investor Web site.
Non-GAAP Measures
Adjusted EBITDA is a non-GAAP financial measure that we have defined as earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense, and other nonrecurring items (e.g. gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss), or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Free cash flow is a non-GAAP financial measure that we have defined as cash provided by (used in) operating activities, excluding any bankruptcy claim-related payments, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.
Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.
The financial information accompanying this release provides reconciliations of adjusted EBITDA, free cash flow, and diluted adjusted EPS to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Forward-Looking Statements
Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.
About Dana Holding Corporation
Dana is a world leader in the supply of driveline products (axles, driveshafts, and transmissions), power technologies (sealing and thermal-management products), and genuine service parts for light- and heavy-duty vehicle manufacturers. The company’s customer base includes nearly every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets. Based in Maumee, Ohio, the company employs approximately 22,500 people in 26 countries and reported 2010 sales of $6.1 billion. For more information, please visit www.dana.com.

Investor Contact	Media Contact
Lillian Etzkorn: 419.887.5160	Chuck Hartlage: 419.887.5123

DANA HOLDING CORPORATION
Consolidated Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In millions except per share amounts)	2011	2010
Net sales	$1,800	$1,508
Costs and expenses
Cost of sales	1,585	1,368
Selling, general and administrative expenses	99	102
Amortization of intangibles	17	15
Restructuring charges, net	30	19
Other expense, net	48	13

Income (loss) before interest and income taxes	21	(9)
Interest expense	19	26

Income (loss) before income taxes	2	(35)
Income tax benefit (expense)	(31)	3
Equity in earnings of affiliates	4	2

Net loss	(25)	(30)
Less: Noncontrolling interests net income	5	1

Net loss attributable to the parent company	(30)	(31)
Preferred stock dividend requirements	8	8

Net loss available to common stockholders	$(38)	$(39)

Net loss per share available to parent company common stockholders:
Basic	$(0.26)	$(0.28)
Diluted	$(0.26)	$(0.28)
Weighted-average common shares outstanding
Basic	145	140
Diluted	145	140

DANA HOLDING CORPORATION
Consolidated Balance Sheet (Unaudited)
As of March 31, 2011 and December 31, 2010

	March 31,	December 31,
(In millions except share and per share amounts)	2011	2010
Assets
Current assets
Cash and cash equivalents	$837	$1,134
Accounts receivable
Trade, less allowance for doubtful accounts of $11 in 2011 and 2010	1,074	816
Other	169	184
Inventories	764	708
Other current assets	113	91

Total current assets	2,957	2,933
Goodwill	110	104
Intangibles	468	352
Investments and other assets	259	238
Investments in affiliates	127	121
Property, plant and equipment, net	1,377	1,351

Total assets	$5,298	$5,099

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$49	$167
Accounts payable	985	779
Accrued payroll and employee benefits	140	144
Accrued restructuring costs	41	28
Taxes on income	50	38
Other accrued liabilities	252	251

Total current liabilities	1,517	1,407
Long-term debt	834	780
Pension and postretirement obligations	751	740
Other noncurrent liabilities	384	388

Total liabilities	3,486	3,315
Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 and 5,311,298 shares outstanding	511	520
Common stock, $.01 par value, 450,000,000 shares authorized, 146,182,124 and 144,126,032 outstanding	1	1
Additional paid-in capital	2,630	2,613
Accumulated deficit	(1,229)	(1,191)
Treasury stock, at cost (458,053 and 379,631 shares)	(6)	(4)
Accumulated other comprehensive loss	(439)	(496)

Total parent company stockholders’ equity	1,710	1,685
Noncontrolling equity	102	99

Total equity	1,812	1,784

Total liabilities and equity	$5,298	$5,099

DANA HOLDING CORPORATION
Consolidated Statement of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In millions)	2011	2010
Cash flows — operating activities
Net loss	$(25)	$(30)
Depreciation	55	62
Amortization of intangibles	21	19
Amortization of deferred financing charges and original issue discount	3	8
Loss on sale of business		5
Loss on extinguishment of debt	53	4
Deferred income taxes	5	(11)
Pension expense in excess of contributions	4	5
Change in working capital	(120)	(21)
Other, net	2	4

Net cash flows provided by (used in) operating activities (1)	(2)	45

Cash flows — investing activities
Purchases of property, plant and equipment (1)	(33)	(11)
Acquisition of business	(150)
Proceeds from sale of businesses	15	113
Other	(9)	1

Net cash flows provided by (used in) investing activities	(177)	103

Cash flows — financing activities
Net change in short-term debt	13	9
Proceeds from long-term debt	753	1
Repayment of long-term debt	(870)	(78)
Deferred financing payments	(25)
Dividends paid to noncontrolling interests	(2)	(1)
Other	5	(1)

Net cash flows used in financing activities	(126)	(70)

Net increase (decrease) in cash and cash equivalents	(305)	78
Cash and cash equivalents — beginning of period	1,134	947
Effect of exchange rate changes on cash balances	8	1

Cash and cash equivalents — end of period	$837	$1,026

(1)	Free cash flow of ($35) in 2011 and $34 in 2010 is the sum of net cash provided by (used in) operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION
Segment Sales & Segment EBITDA (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In millions)	2011	2010
SALES
Light Vehicle Driveline	$673	$548
Power Technologies	267	228
Commercial Vehicle	475	331
Off-Highway	373	257
Structures	11	144
Other	1

Total Sales	$1,800	$1,508

Segment EBITDA
Light Vehicle Driveline	$66	$42
Power Technologies	40	27
Commercial Vehicle	43	24
Off-Highway	41	21
Structures		11

Total Segment EBITDA	190	125
Corporate expense and other items, net	(9)	(17)

Adjusted EBITDA	$181	$108

DANA HOLDING CORPORATION
Reconciliation of Segment and Adjusted EBITDA to
Income (Loss) Before Income Taxes (Unaudited)
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In millions)	2011	2010
Segment EBITDA	$190	$125
Corporate expense and other items, net	(9)	(17)

Adjusted EBITDA	181	108
Depreciation	(55)	(62)
Amortization of intangibles	(21)	(19)
Restructuring	(30)	(19)
Loss on extinguishment of debt	(53)	(4)
Other expenses	(4)
Loss on sale of assets, net	(1)	(5)
Stock compensation expense	(2)	(2)
Foreign exchange on intercompany loans, Venezuelan currency devaluation and market value adjustments on forwards	(1)	(12)
Interest expense	(19)	(26)
Interest income	7	6

Income (loss) before income taxes	$2	$(35)

DANA HOLDING CORPORATION
Diluted Adjusted EPS
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In millions except per share amounts)	2011	2010

Net loss attributable to parent company	$(30)	$(31)
Restructuring charges (1)	18	18
Amortization of intangibles (1)	29	18
Non-recurring items (1)	56	8

Adjusted net income	$73	$13

Diluted shares — as reported	145	140
Potentially dilutive shares	4	6
Conversion of preferred stock	65	66

Adjusted diluted shares	214	212

Diluted adjusted EPS	$0.34	$0.06

(1)	Amounts are net of associated tax effect.